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                                                       EXHIBIT 23.1


                           ACCOUNTANTS' CONSENT


The Board of Directors
Guitar Center, Inc.:

The audits referred to in our report dated February 11, 1998, included the related consolidated financial statement schedule as of December 31, 1997, and for each of the years in the two-year period ended December 31, 1997, incorporated by reference in the registration statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
Los Angeles, California
May 18, 1998